Exhibit 99.1

McKESSON REPORTS FISCAL 2022 SECOND-QUARTER RESULTS

Second-Quarter Highlights, Year-over-Year:
•Total revenues of $66.6 billion increased 9%
•Earnings per diluted share from continuing operations of $1.71 decreased $1.83
•Adjusted Earnings per Diluted Share of $6.15 increased 28%

Fiscal 2022 Outlook:
•Increased fiscal 2022 Adjusted Earnings per Diluted Share guidance range to $21.95 to $22.55, from the previous range of $19.80 to $20.40, representing 27.5% to 31% growth compared to prior year.
•Fiscal 2022 Adjusted Earnings per Diluted Share guidance includes approximately $2.30 to $3.05 of impacts attributable to the following:
◦$1.30 to $1.80 related to the U.S. government’s COVID-19 vaccine distribution, kitting, and storage programs
◦$0.50 to $0.75 related to COVID-19 tests and impairments for personal protective equipment and related products
◦$0.49 related to year-to-date gains or losses associated with McKesson Ventures’ equity investments
•Excluding the impacts of the above items from both fiscal 2022 guidance and fiscal 2021 results, indicates 20% to 29% forecasted growth.

IRVING, Texas, November 1, 2021 - McKesson Corporation (NYSE:MCK) today reported strong second-quarter results for the period ended September 30, 2021.
Fiscal 2022 Second-Quarter Result Summary

	Second-Quarter			Year-to-Date
($ in millions, except per share amounts)	FY22	FY21	Change	FY22	FY21	Change
Revenues	$66,576	$60,808	9%	$129,250	$116,487	11%
Income from Continuing Operations [1]	267	577	(54)	756	1,022	(26)
Adjusted Earnings [1,2]	958	784	22	1,838	1,237	49
Earnings per Diluted Share [1]	1.71	3.54	(52)	4.82	6.26	(23)
Adjusted Earnings per Diluted Share [1,2]	6.15	4.80	28	11.71	7.58	54
[1] Reflects continuing operations attributable to McKesson, net of tax
[2] Represents a non-GAAP financial measure; refer to the reconciliations of non-GAAP financial measures included in accompanying schedules

"Our enterprise strategy is enabling us to successfully navigate a dynamic environment. McKesson delivered strong second-quarter results, including double-digit Adjusted Operating Profit growth across all segments," said Brian Tyler, chief executive officer. "We remain committed to investing in our growth strategies of biopharma services and oncology ecosystems, while simultaneously increasing shareholder returns.”

“We continue to play a central role in the COVID-19 response efforts. As a result of our strong first half performance and outlook for the remainder of the year, we are raising our previous guidance range for fiscal 2022 Adjusted Earnings per Diluted Share to $21.95 to $22.55.”

Second-quarter revenues were $66.6 billion, an increase of 9% from a year ago, driven by growth in the U.S. Pharmaceutical segment, largely due to increased specialty volumes and market growth, partially offset by branded to generic conversions.

Second-quarter earnings per diluted share from continuing operations of $1.71 included an after-tax charge of $472 million primarily for the fair value remeasurement related to McKesson’s sale of certain European businesses to the PHOENIX Group. McKesson also incurred an after-tax loss of $141 million on debt extinguishment related to a recent tender offer in the second quarter of fiscal 2022. Second-quarter Adjusted Earnings per Diluted Share does not include these charges.

Second-quarter Adjusted Earnings per Diluted Share was $6.15 compared to $4.80 a year ago, an increase of 28%, driven by the contribution from COVID-19 vaccine distribution, kitting, and storage programs with the U.S. government and growth in the Medical-Surgical Solutions segment, partially offset by a higher tax rate compared to the prior year. Second-quarter Adjusted Earnings per Diluted Share also included pre-tax net gains of approximately $97 million, or $0.46 per diluted share, associated with McKesson Ventures' equity investments, compared to $49 million in the second quarter of fiscal 2021.

For the first six months of the fiscal year, McKesson returned $1.4 billion of cash to shareholders, which included $1.3 billion of common stock repurchases and $134 million of dividend payments. During the first six months of the fiscal year, McKesson generated cash from operations of $170 million, and invested $279 million in capital expenditures, resulting in negative Free Cash Flow of $109 million.

Business Highlights
•U.S. Pharmaceutical’s operational excellence and capabilities was demonstrated by the successful shipment of over 311 million COVID-19 vaccines on behalf of the U.S. government through October 28, 2021, including vaccine distribution in the U.S. and related to the U.S. government’s international donation mission.
•Medical-Surgical Solutions recently expanded its partnership with the U.S. government to support the COVID-19 response efforts through an additional kitting and storage contract of COVID-19 ancillary supplies.
•McKesson continued to progress in its planned exit from Europe:
◦Announced on November 1, 2021 an agreement to sell its retail and distribution businesses in the U.K. to Aurelius.
◦Recorded after-tax loss of $472 million related to the previously announced agreement to sell businesses in France, Italy, Ireland, Portugal, Belgium, and Slovenia to the PHOENIX Group.

U.S. Pharmaceutical Segment
•Second-quarter revenues were $53.4 billion, an increase of 11%, driven by increased specialty volumes and market growth, partially offset by branded to generic conversions.
•Second-quarter Segment Operating Profit was $760 million. Adjusted Segment Operating Profit was $735 million, an increase of 12%, driven by growth in distribution of specialty products to providers and health systems and the contribution from COVID-19 vaccine distribution.

Prescription Technology Solutions Segment
•Second-quarter revenues were $932 million, an increase of 40%, driven by higher volumes of technology and service offerings to support biopharma customers and growth of prescription volumes.
•Second-quarter Segment Operating Profit was $128 million. Adjusted Segment Operating Profit was $144 million, an increase of 38%, driven by core growth from access and adherence solutions.

Medical-Surgical Solutions Segment
•Second-quarter revenues were $3.1 billion, an increase of 23%, driven by increased sales of COVID-19 tests and growth in the primary care business.
•Second-quarter Segment Operating Profit was $296 million. Adjusted Segment Operating Profit was $319 million, an increase of 52%, driven by increased sales of COVID-19 tests, improvements in primary care patient visits, and the contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program.

International Segment
•Second-quarter revenues were $9.1 billion. On an FX-Adjusted basis, revenues were $8.8 billion, a decline of 8%, driven by the contribution of McKesson's German wholesale business to a joint venture with Walgreens Boots Alliance which was completed during the third quarter of fiscal 2021, partially offset by volume recovery in the pharmaceutical distribution and retail businesses.
•Second-quarter Segment Operating Loss was ($146) million. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $155 million, an increase of 34%, driven by the discontinued recording of depreciation and amortization on certain European assets included in the transaction with the PHOENIX Group, which were classified as held for sale beginning in the second quarter of fiscal 2022.

Company Updates
•Dr. Richard H. Carmona, a former U.S. Surgeon General, joined McKesson's Board of Directors as a new independent director and member of the Board of Directors' Compensation and Compliance Committees effective September 6, 2021.
•On September 4, 2021, McKesson announced that, under the previously announced proposed settlement agreement and process designed to resolve the opioid claims of state and local governmental entities, it was determined that enough states have agreed to settle to proceed to the next phase.
•On September 28, 2021, McKesson announced that an agreement was reached with the Cherokee Nation. This settlement was negotiated in connection with ongoing negotiations toward a broad resolution of opioid-related claims brought by Native American tribes that, as previously disclosed by the companies, are not covered by the ongoing settlement process involving state and local governmental entities.

Fiscal 2022 Outlook
McKesson raised fiscal 2022 Adjusted Earnings per Diluted Share guidance to $21.95 to $22.55 from the previous range of $19.80 to $20.40 to reflect strong operating performance and increased contribution from the U.S. government's COVID-19 vaccine distribution, kitting, and storage programs.

Fiscal 2022 Adjusted Earnings per Diluted Share guidance includes approximately $2.30 to $3.05 of impacts, which are attributable to:
•$1.30 to $1.80 related to the U.S. government’s COVID-19 vaccine distribution, kitting, and storage programs;
•$0.50 to $0.75 related to COVID-19 tests and impairments for personal protective equipment and related products;
•$0.49 related to year-to-date gains or losses associated with McKesson Ventures’ equity investments.

Excluding the impacts of the above items from both fiscal 2022 guidance and fiscal 2021 results, indicates 20% to 29% forecasted growth.

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Monday, November 1st at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

McKesson Investor Day
McKesson will host its Investor Day on December 8th at 1:00 PM ET. The half-day event will include presentations from Brian Tyler, chief executive officer, Britt Vitalone, chief financial officer, and other members of McKesson’s leadership team. The video webcast and additional details will be available on McKesson's Investor Relations website.

Upcoming Investor Events
McKesson management will be participating in the following investor conferences:
•J.P. Morgan 40th Annual Healthcare Conference, January 10-13, 2022
Audio webcasts will be available live and archived on McKesson's Investor Relations website. A complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Loss on Debt Extinguishment, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

The Company does not provide forward-looking guidance on a GAAP basis as McKesson is unable to provide a quantitative reconciliation of this forward-looking Non-GAAP measure to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “projects,” “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial outlook, trends, strategy, plans, assumptions, or intentions may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our most recent annual and periodic report filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we from time to time record significant charges from impairment to goodwill, intangibles, inventory and other assets or investments; we experience cybersecurity incidents and might experience significant computer system compromises or data breaches; we might experience significant problems with information systems or networks; we may be unsuccessful in retail pharmacy profitability; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; we might be adversely impacted by delays or other difficulties with divestitures; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by changes or disruptions in product supply and we have experienced and may experience difficulties in sourcing products and changes in pricing due to the effects of the COVID-19 pandemic on supply chains; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by an economic slowdown (including the effects we have experienced from the COVID-19 pandemic) or recession and by disruption in capital and credit markets that might impede our access to credit, increase our borrowing costs and impair the financial soundness of our customers and suppliers; we might be adversely impacted by fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues (including the effects we have experienced from the COVID-19 pandemic), natural disasters, political events and other catastrophic events; we may be adversely affected by global climate change or by legal, regulatory or market responses to such change; and we face uncertainties and risks related to COVID-19 vaccination mandates and to vaccination distribution and related ancillary supply kit programs.

About McKesson Corporation
McKesson Corporation is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information solutions. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful - all for the better health of patients. McKesson has been named a “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit https://www.mckesson.com.

Contacts:
Rachel Rodriguez, 469-260-0566
Rachel.Rodriguez@McKesson.com
David Matthews, 214-952-0833
David.Matthews@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Six Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Revenues	$66,576	$60,808	9%	$129,250	$116,487	11%
Cost of sales	(63,224)	(57,808)	9	(122,866)	(110,787)	11
Gross profit	3,352	3,000	12	6,384	5,700	12
Selling, distribution, general, and administrative expenses	(2,669)	(2,237)	19	(4,901)	(4,334)	13
Claims and litigation charges, net	(112)	—	—	(186)	131	(242)
Goodwill impairment charges	—	(69)	(100)	—	(69)	(100)
Restructuring, impairment, and related charges	(32)	(60)	(47)	(190)	(116)	64
Total operating expenses	(2,813)	(2,366)	19	(5,277)	(4,388)	20
Operating income	539	634	(15)	1,107	1,312	(16)
Other income, net	139	71	96	182	98	86
Loss on debt extinguishment	(191)	—	—	(191)	—	—
Interest expense	(45)	(50)	(10)	(94)	(110)	(15)
Income from continuing operations before income taxes	442	655	(33)	1,004	1,300	(23)
Income tax expense	(132)	(28)	371	(158)	(178)	(11)
Income from continuing operations	310	627	(51)	846	1,122	(25)
Loss from discontinued operations, net of tax	—	—	—	(3)	(1)	200
Net income	310	627	(51)	843	1,121	(25)
Net income attributable to noncontrolling interests	(43)	(50)	(14)	(90)	(100)	(10)
Net income attributable to McKesson Corporation	$267	$577	(54)%	$753	$1,021	(26)%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted
Continuing operations	$1.71	$3.54	(52)%	$4.82	$6.26	(23)%
Discontinued operations	—	—	—	(0.02)	—	—
Total	$1.71	$3.54	(52)%	$4.80	$6.26	(23)%

Basic
Continuing operations	$1.73	$3.56	(51)%	$4.87	$6.31	(23)%
Discontinued operations	—	—	—	(0.02)	(0.01)	100
Total	$1.73	$3.56	(51)%	$4.85	$6.30	(23)%

Dividends declared per common share	$0.47	$0.42		$0.89	$0.83

Weighted-average common shares outstanding
Diluted	155.8	163.2	(5)%	156.9	163.2	(4)%
Basic	154.1	162.0	(5)	155.1	162.0	(4)
(a)Certain computations may reflect rounding adjustments.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2022 and 2021 as well as our
Annual Report on Form 10-K for fiscal 2021.

Schedule 2

McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Six Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Income from continuing operations (GAAP)	$310	$627	(51)%	$846	$1,122	(25)%
Net income attributable to noncontrolling interests (GAAP)	(43)	(50)	(14)	(90)	(100)	(10)
Income from continuing operations attributable to McKesson Corporation (GAAP)	267	577	(54)	756	1,022	(26)
Pre-tax adjustments:
Amortization of acquisition-related intangibles	84	106	(21)	182	212	(14)
Transaction-related expenses and adjustments (1) (2)	430	13	—	461	29	—
LIFO inventory-related adjustments	(23)	(52)	(56)	(46)	(104)	(56)
Gains from antitrust legal settlements	(34)	—	—	(46)	—	—
Restructuring, impairment, and related charges, net (3)	32	62	(48)	190	119	60
Claims and litigation charges, net (4) (5) (6)	112	—	—	186	(131)	242
Other adjustments, net (7) (8) (9) (10)	190	119	60	347	125	178
Income tax effect on pre-tax adjustments	(100)	(37)	170	(192)	(31)	519
Net income attributable to noncontrolling interests effect on other adjustments, net (9)	—	(4)	(100)	—	(4)	(100)
Adjusted Earnings (Non-GAAP)	$958	$784	22%	$1,838	$1,237	49%

Diluted weighted-average common shares outstanding	155.8	163.2	(5)%	156.9	163.2	(4)%

Earnings per diluted common share from continuing operations attributable to McKesson Corporation (GAAP)(a)	$1.71	$3.54	(52)%	$4.82	$6.26	(23)%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.42	0.50	(16)	0.90	1.01	(11)
Transaction-related expenses and adjustments	2.64	0.07	—	2.81	0.15	—
LIFO inventory-related adjustments	(0.11)	(0.23)	(52)	(0.22)	(0.47)	(53)
Gains from antitrust legal settlements	(0.16)	—	—	(0.22)	—	—
Restructuring, impairment, and related charges, net	0.15	0.29	(48)	0.97	0.57	70
Claims and litigation charges, net	0.60	—	—	0.98	(0.59)	266
Other adjustments, net	0.90	0.63	43	1.67	0.65	157
Adjusted Earnings per Diluted Share (Non-GAAP) (b)	$6.15	$4.80	28%	$11.71	$7.58	54%
(a)Certain computations may reflect rounding adjustments.
(b)Adjusted earnings per diluted share on an FX-adjusted basis for the three and six months ended September 30, 2021 was $6.11 and $11.61, respectively, which excludes the foreign currency exchange effect of $0.04 and $0.10, respectively.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,			Six Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Gross profit (GAAP)	$3,352	$3,000	12%	$6,384	$5,700	12%
Pre-tax adjustments:
LIFO inventory-related adjustments	(23)	(52)	(56)	(46)	(104)	(56)
Gains from antitrust legal settlements	(34)	—	—	(46)	—	—
Restructuring, impairment, and related charges, net	—	2	(100)	—	3	(100)
Other adjustments, net (8)	—	1	(100)	147	1	—
Adjusted Gross Profit (Non-GAAP)	$3,295	$2,951	12%	$6,439	$5,600	15%

Total operating expenses (GAAP)	$(2,813)	$(2,366)	19%	$(5,277)	$(4,388)	20%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	84	106	(21)	181	212	(15)
Transaction-related expenses and adjustments (1) (2)	430	13	—	461	29	—
Restructuring, impairment, and related charges, net (3)	32	60	(47)	190	116	64
Claims and litigation charges, net (4) (5) (6)	112	—	—	186	(131)	242
Other adjustments, net (8) (9) (10)	(1)	118	(101)	9	124	(93)
Adjusted Operating Expenses (Non-GAAP)	$(2,156)	$(2,069)	4%	$(4,250)	$(4,038)	5%

Other income, net (GAAP)	$139	$71	96%	$182	$98	86%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	—	—	—	1	—	—
Adjusted Other Income (Non-GAAP)	$139	$71	96%	$183	$98	87%

Loss on debt extinguishment (GAAP)	$(191)	$—	—%	$(191)	$—	—%
Pre-tax adjustments:
Other adjustments, net (7)	191	—	—	191	—	—
Adjusted Loss on Debt Extinguishment (Non-GAAP)	$—	$—	—%	$—	$—	—%

Income tax expense (GAAP)	$(132)	$(28)	371%	$(158)	$(178)	(11)%
Tax adjustments:
Amortization of acquisition-related intangibles	(18)	(25)	(28)	(40)	(48)	(17)
Transaction-related expenses and adjustments	(20)	(1)	—	(20)	(5)	300
LIFO inventory-related adjustments	6	13	(54)	12	27	(56)
Gains from antitrust legal settlements	9	—	—	12	—	—
Restructuring, impairment, and related charges, net	(8)	(15)	(47)	(37)	(27)	37
Claims and litigation charges, net	(19)	—	—	(32)	34	(194)
Other adjustments, net	(50)	(9)	456	(87)	(12)	625
Adjusted Income Tax Expense (Non-GAAP)	$(232)	$(65)	257%	$(350)	$(209)	67%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Loss on Debt Extinguishment (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,
	2021			2020			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)		As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$53,411	$—	$53,411	$48,067	$—	$48,067	$—	$53,411	$—	$53,411	11%		11%		11%		11%
Prescription Technology Solutions	932	—	932	668	—	668	—	932	—	932	40		40		40		40
Medical-Surgical Solutions	3,124	—	3,124	2,533	—	2,533	—	3,124	—	3,124	23		23		23		23
International	9,109	—	9,109	9,540	—	9,540	(337)	8,772	(337)	8,772	(5)		(5)		(8)		(8)
Revenues	$66,576	$—	$66,576	$60,808	$—	$60,808	$(337)	$66,239	$(337)	$66,239	9%		9%		9%		9%

OPERATING PROFIT (LOSS) (3)
U.S. Pharmaceutical (10)	$760	$(25)	$735	$623	$35	$658	$—	$760	$—	$735	22%		12%		22%		12%
Prescription Technology Solutions	128	16	144	88	16	104	—	128	—	144	45		38		45		38
Medical-Surgical Solutions	296	23	319	187	23	210	—	296	—	319	58		52		58		52
International (1) (2) (9)	(146)	309	163	(45)	161	116	(4)	(150)	(8)	155	224		41		233		34
Subtotal	1,038	323	1,361	853	235	1,088	(4)	1,034	(8)	1,353	22		25		21		24
Corporate expenses, net (2) (4)	(360)	277	(83)	(148)	13	(135)	1	(359)	1	(82)	143		(39)		143		(39)
Income from continuing operations before interest expense and income taxes	$678	$600	$1,278	$705	$248	$953	$(3)	$675	$(7)	$1,271	(4)%		34%		(4)%		33%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.42%		1.38%	1.30%		1.37%		1.42%		1.38%	12	bp	1	bp	12	bp	1	bp
Prescription Technology Solutions	13.73		15.45	13.17		15.57		13.73		15.45	56		(12)		56		(12)
Medical-Surgical Solutions	9.48		10.21	7.38		8.29		9.48		10.21	210		192		210		192
International	(1.60)		1.79	(0.47)		1.22		(1.71)		1.77	(113)		57		(124)		55
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Six Months Ended September 30,
	2021			2020			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)		As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$103,430	$—	$103,430	$92,737	$—	$92,737	$—	$103,430	$—	$103,430	12%		12%		12%		12%
Prescription Technology Solutions	1,813	—	1,813	1,324	—	1,324	—	1,813	—	1,813	37		37		37		37
Medical-Surgical Solutions	5,652	—	5,652	4,334	—	4,334	—	5,652	—	5,652	30		30		30		30
International	18,355	—	18,355	18,092	—	18,092	(1,299)	17,056	(1,299)	17,056	1		1		(6)		(6)
Revenues	$129,250	$—	$129,250	$116,487	$—	$116,487	$(1,299)	$127,951	$(1,299)	$127,951	11%		11%		10%		10%

OPERATING PROFIT (LOSS) (3)
U.S. Pharmaceutical (10)	$1,442	$(25)	$1,417	$1,236	$12	$1,248	$—	$1,442	$—	$1,417	17%		14%		17%		14%
Prescription Technology Solutions	232	51	283	156	34	190	—	232	—	283	49		49		49		49
Medical-Surgical Solutions (8)	371	205	576	276	58	334	—	371	—	576	34		72		34		72
International (1) (2) (9)	(93)	426	333	(42)	231	189	(4)	(97)	(27)	306	121		76		131		62
Subtotal	1,952	657	2,609	1,626	335	1,961	(4)	1,948	(27)	2,582	20		33		20		32
Corporate expenses, net (2) (4) (5) (6)	(663)	426	(237)	(216)	(85)	(301)	3	(660)	3	(234)	207		(21)		206		(22)
Income from continuing operations before interest expense and income taxes	$1,289	$1,083	$2,372	$1,410	$250	$1,660	$(1)	$1,288	$(24)	$2,348	(9)%		43%		(9)%		41%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.39%		1.37%	1.33%		1.35%		1.39%		1.37%	6	bp	2	bp	6	bp	2	bp
Prescription Technology Solutions	12.80		15.61	11.78		14.35		12.80		15.61	102		126		102		126
Medical-Surgical Solutions	6.56		10.19	6.37		7.71		6.56		10.19	19		248		19		248
International	(0.51)		1.81	(0.23)		1.04		(0.57)		1.79	(28)		77		(34)		75
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	September 30, 2021	March 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$2,151	$6,278
Receivables, net	20,140	19,181
Inventories, net	19,342	19,246
Assets held for sale	3,086	12
Prepaid expenses and other	861	665
Total current assets	45,580	45,382
Property, plant, and equipment, net	2,222	2,581
Operating lease right-of-use assets	1,768	2,100
Goodwill	9,473	9,493
Intangible assets, net	2,385	2,878
Other non-current assets	2,173	2,581
Total assets	$63,601	$65,015

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND EQUITY (DEFICIT)
Current liabilities
Drafts and accounts payable	$38,922	$38,975
Current portion of long-term debt	39	742
Current portion of operating lease liabilities	348	390
Liabilities held for sale	2,337	9
Other accrued liabilities	4,429	3,987
Total current liabilities	46,075	44,103
Long-term debt	5,946	6,406
Long-term deferred tax liabilities	1,352	1,411
Long-term operating lease liabilities	1,605	1,867
Long-term litigation liabilities	7,146	8,067
Other non-current liabilities	1,564	1,715
Redeemable noncontrolling interests	—	1,271
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized and 275 and 273 shares issued at September 30, 2021 and March 31, 2021, respectively	2	2
Additional paid-in capital	7,311	6,925
Retained earnings	8,812	8,202
Accumulated other comprehensive loss	(1,665)	(1,480)
Treasury shares, at cost, 122 and 115 shares at September 30, 2021 and March 31, 2021, respectively	(15,031)	(13,670)
Total McKesson Corporation stockholders’ deficit	(571)	(21)
Noncontrolling interests	484	196
Total equity (deficit)	(87)	175
Total liabilities, redeemable noncontrolling interests, and equity (deficit)	$63,601	$65,015

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Six Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES
Net income	$843	$1,121
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation	148	154
Amortization	265	285
Goodwill and long-lived asset impairment charges	127	104
Deferred taxes	(18)	(35)
Credits associated with last-in, first-out inventory method	(46)	(104)
Non-cash operating lease expense	152	172
Loss (gain) from sales of businesses and investments	(101)	1
European businesses held for sale	470	—
Other non-cash items	381	17
Changes in assets and liabilities, net of acquisitions:
Receivables	(2,311)	981
Inventories	(1,164)	(1,396)
Drafts and accounts payable	1,431	(1,305)
Operating lease liabilities	(186)	(185)
Taxes	40	(58)
Litigation liabilities	151	—
Other	(12)	207
Net cash provided by (used in) operating activities	170	(41)

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(186)	(174)
Capitalized software expenditures	(93)	(91)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(4)	(8)
Proceeds from sales of businesses and investments, net	179	9
Other	(53)	(14)
Net cash used in investing activities	(157)	(278)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	3,020	5,303
Repayments of short-term borrowings	(3,020)	(5,303)
Proceeds from issuances of long-term debt	498	—
Repayments of long-term debt	(1,636)	(5)
Payments for debt extinguishments	(184)	—
Common stock transactions:
Issuances	111	39
Share repurchases	(1,272)	(248)
Dividends paid	(134)	(140)
Exercise of put right by noncontrolling shareholders of McKesson Europe AG	(1,031)	(49)
Other	(246)	2
Net cash used in financing activities	(3,894)	(401)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	18	(63)
Net decrease in cash, cash equivalents, and restricted cash	(3,863)	(783)
Cash, cash equivalents, and restricted cash at beginning of period	6,396	4,023
Cash, cash equivalents, and restricted cash at end of period	2,533	3,240
Less: Restricted cash at end of period included in Prepaid expenses and other	(382)	(149)
Cash and cash equivalents at end of period	$2,151	$3,091

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Six Months Ended September 30,
	2021	2020	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by (used in) operating activities	$170	$(41)	515%
Net cash used in investing activities	(157)	(278)	(44)
Net cash used in financing activities	(3,894)	(401)	871
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	18	(63)	129
Net decrease in cash, cash equivalents, and restricted cash	$(3,863)	$(783)	393%

FREE CASH FLOW (NON-GAAP)
Net cash provided by (used in) operating activities	$170	$(41)	515%
Payments for property, plant, and equipment	(186)	(174)	7
Capitalized software expenditures	(93)	(91)	2
Free Cash Flow (Non-GAAP)	$(109)	$(306)	(64)%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

1 of 2
McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Transaction-related expenses and adjustments for the three and six months ended September 30, 2021 includes a gain of $59 million (pre-tax and after-tax) related to the sale of our Canadian health benefit claims management and plan administrative services business within International. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Transaction-related expenses and adjustments for the three and six months ended September 30, 2021 includes pre-tax charges of $491 million ($472 million after-tax) to remeasure assets and liabilities held for sale to fair value less costs to sell related to an agreement to sell certain of our European businesses to the PHOENIX Group and to impair certain internal-use software that will not be utilized in the future. Pre-tax charges of $149 million ($134 million after-tax) primarily related to the effect of accumulated other comprehensive income balances associated with the disposal group are included within Corporate expenses, net, and pre-tax charges of $342 million ($338 million after-tax) primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, to impair certain internal-use software that will not be utilized in the future, and the effect of accumulated other comprehensive income balances associated with the disposal group are included within our International segment. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Restructuring, impairment, and related charges, net for the three months ended September 30, 2021 includes pre-tax charges of $32 million ($24 million after-tax) primarily for Corporate expenses, net as well as U.S. Pharmaceutical, and for the six months ended September 30, 2021 pre-tax charges of $190 million ($153 million after-tax), primarily for Corporate expenses, net as well as our Canada and Europe businesses. The three and six months ended September 30, 2020 includes charges of $60 million ($45 million after-tax) and $116 million ($90 million after-tax), respectively, primarily for our Europe business and Corporate expenses, net. Our Europe and Canada businesses are included within International. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables. Additionally, restructuring, impairment, and related charges, net for the three and six months ended September 30, 2020 includes immaterial amounts under “gross profit” in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Claims and litigation charges, net for the three and six months ended September 30, 2021 includes pre-tax charges of $112 million ($93 million after-tax) related to our estimated liability for opioid-related claims of government entities, including Native American tribes, within Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(5)Claims and litigation charges, net for the six months ended September 30, 2021 includes a pre-tax charge of $27 million ($22 million after-tax) related to an agreement to settle opioid-related claims with the State of New York and its participating subdivisions, including Nassau and Suffolk Counties, and a pre-tax charge of $47 million ($39 million after-tax) related to our estimated liability for a comprehensive proposed agreement to settle opioid-related claims of participating states, their political subdivisions, and other government entities, within Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(6)Claims and litigation charges, net for the six months ended September 30, 2020 includes a pre-tax net gain of $131 million ($97 million after-tax) related to insurance proceeds received, net of attorneys' fees and expenses awarded to plaintiffs' counsel, in connection with the $175 million settlement of the shareholder derivative action related to our controlled substances monitoring program within Corporate expenses, net. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

2 of 2

FINANCIAL STATEMENT NOTES (continued)

(7)Other adjustments, net for the three and six months ended September 30, 2021 includes a pre-tax loss of $191 million ($141 million after-tax) on debt extinguishment related to our July 2021 tender offer to redeem a portion of our existing debt. This charge is included under "loss on debt extinguishment" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(8)Other adjustments, net for the six months ended September 30, 2021 includes pre-tax charges of $155 million ($118 million after-tax) related to inventory write downs on certain excess personal protective equipment within Medical-Surgical Solutions. These charges are driven by the intent of management to not sell this excess inventory which required inventory write downs to zero net realizable value, and instead direct it to charitable organizations. A portion of this inventory was committed for donation during our first quarter of fiscal 2022. Due to the nature of this expected in-kind donation of inventory in a quantitatively significant amount, management believes this charge is not part of normal business operations and is therefore excluded from our determination of adjusted results. A pre-tax charge of $147 million ($112 million after-tax) is included under "gross profit" primarily related to the excess inventory, which we no longer plan to sell and instead plan to donate, and a pre-tax charge of $8 million ($6 million after-tax) is included under "total operating expenses" related to the already committed donation in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(9)Other adjustments, net for the three and six months ended September 30, 2020 includes a non-cash goodwill impairment charge of $69 million (pre-tax and after-tax) within International related to our European retail business, partially offset by the related indirect effect of $4 million benefit in net income attributable to noncontrolling interests. This impairment charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(10)Other adjustments, net for the three and six months ended September 30, 2020 include a pre-tax charge of $50 million ($37 million after-tax) related to our estimated liability under the New York ("NY") state Opioid Stewardship Act ("OSA") within U.S. Pharmaceutical for calendar years 2017 and 2018. In December 2018, a federal district court struck down the law as unconstitutional and NY replaced the OSA with an excise tax on opioid sales in the state of NY covering calendar year 2019 sales and beyond. In September 2020, an appellate court reversed on procedural grounds the district court’s decision. An amendment to the Act made clear that the OSA applies only to NY opioid sales or distributions for calendar years 2017 and 2018. On October 4, 2021, the U.S. Supreme Court denied further review, and, as a result, we anticipate facing liability under the OSA for calendar years 2017 and 2018. We believe the estimated OSA liability is one-time in nature because the liability is retroactively imposed on sales or distributions in 2017 and 2018, and is not indicative of future results. Inclusion of this accrual in our adjusted results would distort current period performance. This charge is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

1 of 3
McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Loss on Debt Extinguishment (Non-GAAP): We define Adjusted Loss on Debt Extinguishment as GAAP loss on debt extinguishment, excluding other adjustments.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income (loss) from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings (loss) per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit (loss), excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income (loss) from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

2 of 3

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

3 of 3

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Euro, British pound sterling, and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.